                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          SECURE COMPUTING CORPORATION

                             NITRO ACQUISITION CORP.

                                       AND

                                   N2H2, INC.

                            DATED AS OF JULY 28, 2003

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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER...............................................................................................      1
         1.1      THE MERGER.......................................................................................      1
         1.2      CLOSING; EFFECTIVE TIME..........................................................................      1
         1.3      EFFECTS OF THE MERGER............................................................................      2
         1.4      ARTICLES OF INCORPORATION; BYLAWS................................................................      2
         1.5      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..............................................      2
ARTICLE II CONVERSION OF SHARES....................................................................................      3
         2.1      CONVERSION OF STOCK..............................................................................      3
         2.2      SELLER OPTIONS, SELLER STOCK PURCHASE PLAN.......................................................      4
         2.3      EXCHANGE OF STOCK CERTIFICATES...................................................................      5
         2.4      LOST, STOLEN OR DESTROYED CERTIFICATES...........................................................      7
         2.5      TAX CONSEQUENCES.................................................................................      7
         2.6      DISSENTING SHARES................................................................................      7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................      8
         3.1      ORGANIZATION, ETC................................................................................      8
         3.2      AUTHORITY RELATIVE TO THIS AGREEMENT.............................................................      9
         3.3      NO VIOLATIONS, ETC...............................................................................      9
         3.4      BOARD RECOMMENDATION.............................................................................     10
         3.5      FAIRNESS OPINION.................................................................................     11
         3.6      CAPITALIZATION...................................................................................     11
         3.7      SEC FILINGS......................................................................................     12
         3.8      COMPLIANCE WITH LAWS.............................................................................     12
         3.9      FINANCIAL STATEMENTS.............................................................................     12
         3.10     ABSENCE OF UNDISCLOSED LIABILITIES...............................................................     13
         3.11     ABSENCE OF CHANGES OR EVENTS.....................................................................     13
         3.12     CAPITAL STOCK OF SUBSIDIARIES....................................................................     15
         3.13     LITIGATION.......................................................................................     15
         3.14     INSURANCE........................................................................................     15
         3.15     CONTRACTS AND COMMITMENTS........................................................................     16
         3.16     LABOR MATTERS; EMPLOYMENT AND LABOR CONTRACTS....................................................     17
         3.17     INTELLECTUAL PROPERTY RIGHTS.....................................................................     18
         3.18     TAXES............................................................................................     20
         3.19     EMPLOYEE BENEFIT PLANS; ERISA....................................................................     21
         3.20     ENVIRONMENTAL MATTERS............................................................................     24
         3.21     OFFICER'S CERTIFICATE AS TO TAX MATTERS..........................................................     25
         3.22     AFFILIATES.......................................................................................     25
         3.23     FINDERS OR BROKERS...............................................................................     25
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         3.24     REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.........................................     25
         3.25     TITLE TO PROPERTY................................................................................     26
         3.26     NO EXISTING DISCUSSIONS..........................................................................     26
         3.27     MATERIAL MISSTATEMENTS OR OMISSIONS..............................................................     26
         3.28     SUBSCRIPTION RENEWAL.............................................................................     27
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB..................................................     27
         4.1      ORGANIZATION, ETC................................................................................     27
         4.2      AUTHORITY RELATIVE TO THIS AGREEMENT.............................................................     28
         4.3      NO VIOLATIONS, ETC...............................................................................     29
         4.4      BOARD APPROVAL; NO STOCKHOLDER APPROVAL REQUIRED.................................................     29
         4.5      CAPITALIZATION...................................................................................     29
         4.6      SEC FILINGS......................................................................................     30
         4.7      COMPLIANCE WITH LAWS.............................................................................     30
         4.8      FINANCIAL STATEMENTS.............................................................................     31
         4.9      ABSENCE OF UNDISCLOSED LIABILITIES...............................................................     31
         4.10     ABSENCE OF CHANGES OR EVENTS.....................................................................     31
         4.11     LITIGATION.......................................................................................     32
         4.12     CONTRACTS AND COMMITMENTS........................................................................     32
         4.13     INTELLECTUAL PROPERTY RIGHTS.....................................................................     33
         4.14     OFFICER'S CERTIFICATE AS TO TAX MATTERS..........................................................     33
         4.15     REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS...............................................     33
ARTICLE V COVENANTS................................................................................................     34
         5.1      CONDUCT OF SELLER BUSINESS DURING INTERIM PERIOD.................................................     34
         5.2      CONDUCT OF BUYER BUSINESS DURING INTERIM PERIOD..................................................     36
         5.3      NO SOLICITATION..................................................................................     37
         5.4      ACCESS TO INFORMATION............................................................................     39
         5.5      SPECIAL MEETING; REGISTRATION STATEMENT; BOARD RECOMMENDATIONS...................................     39
         5.6      COMMERCIALLY REASONABLE EFFORTS..................................................................     41
         5.7      PUBLIC ANNOUNCEMENTS.............................................................................     42
         5.8      NOTIFICATION OF CERTAIN MATTERS..................................................................     42
         5.9      INDEMNIFICATION..................................................................................     42
         5.10     AFFILIATE AGREEMENTS.............................................................................     43
         5.11     STOCK EXCHANGE LISTING...........................................................................     43
         5.12     RESIGNATION OF DIRECTORS AND OFFICERS............................................................     43
         5.13     CONSENTS OF BUYER' AND SELLER'S ACCOUNTANTS......................................................     43
         5.14     VOTING AGREEMENTS................................................................................     44
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         5.15     FORM S-8.........................................................................................     44
         5.16     TAX TREATMENT....................................................................................     44
         5.17     SEC FILINGS......................................................................................     44
         5.18     EMPLOYEE BENEFIT MATTERS.........................................................................     45
         5.19     SELLER RIGHTS PLAN...............................................................................     46
         5.20     STOCK AWARD MATTERS..............................................................................     47
ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.............................................................     47
         6.1      REGISTRATION STATEMENT...........................................................................     47
         6.2      SELLER SHAREHOLDER APPROVAL......................................................................     47
         6.3      GOVERNMENTAL CLEARANCES..........................................................................     47
         6.4      TAX MATTERS......................................................................................     47
         6.5      STATUTE OR DECREE................................................................................     48
ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF SELLER AND BUYER......................................................     48
         7.1      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SELLER...............................................     48
         7.2      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER AND MERGER SUB.................................     49
ARTICLE VIII TERMINATION...........................................................................................     49
         8.1      TERMINATION......................................................................................     49
         8.2      NOTICE OF TERMINATION; EFFECT OF TERMINATION.....................................................     51
         8.3      FEES AND EXPENSES................................................................................     51
ARTICLE IX MISCELLANEOUS...........................................................................................     53
         9.1      AMENDMENT AND MODIFICATION.......................................................................     53
         9.2      WAIVER OF COMPLIANCE; CONSENTS...................................................................     53
         9.3      SURVIVAL; INVESTIGATIONS.........................................................................     54
         9.4      NOTICES..........................................................................................     54
         9.5      ASSIGNMENT; THIRD PARTY BENEFICIARIES............................................................     55
         9.6      GOVERNING LAW....................................................................................     55
         9.7      COUNTERPARTS.....................................................................................     55
         9.8      SEVERABILITY.....................................................................................     55
         9.9      INTERPRETATION...................................................................................     55
         9.10     ENTIRE AGREEMENT.................................................................................     55
         9.11     DEFINITION OF "LAW"..............................................................................     56
         9.12     RULES OF CONSTRUCTION............................................................................     56

Exhibits

         Exhibit A         -        Form of Seller Voting Agreement
         Exhibit B         -        Articles of Merger
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         Exhibit C         -        Form of Seller Affiliate Agreement
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

                             INDEX OF DEFINED TERMS

"Acquisition Proposal"..................................     Section 5.3
"Acquisition Transaction"...............................     Section 5.3
"Action"................................................     Section 3.13(a)
"Affiliates"............................................     Section 3.22
"Agreement".............................................     Preamble
"Aggrieved Party"                                            Section 8.3(b)(vi)
"Articles of Merger"....................................     Section 1.2
"Breaching Party"                                            Section 8.3(b)(vi)
"Buyer".................................................     Preamble
"Buyer Balance Sheet"...................................     Section 4.8
"Buyer Certificates"....................................     Section 2.1(b)
"Buyer Closing Value"...................................     Section 2.1(f)
"Buyer Common Stock"....................................     Recitals
"Buyer Contract"........................................     Section 4.12(a)
"Buyer Disclosure Statement"............................     Article IV
"Buyer Exchange Options"................................     Section 2.2(a)
"Buyer Financial Statements"............................     Section 4.8
"Buyer Interim Financial Statements"....................     Section 4.8
"Buyer IP Rights".......................................     Section 4.13(a)
"Buyer Material Adverse Effect".........................     Section 4.1(a)
"Buyer Options".........................................     Section 4.5(b)
"Buyer Preferred Stock".................................     Section 4.5(a)
"Buyer Purchase Plan"...................................     Section 2.2(b)
"Buyer SEC Reports".....................................     Section 4.6
"Buyer Stock Plans".....................................     Section 4.5(b)
"Buyer Subsidiaries"....................................     Section 4.1(a)
"Closing"...............................................     Section 1.2
"Closing Date"..........................................     Section 1.2
"COBRA".................................................     Section 3.16(b)
"Code"..................................................     Recitals
"Confidentiality Agreement".............................     Section 5.4
"Continuing Employees"                                       Section 5.18(a)
"Determined Severance"                                       Section 5.18(c)
"Dissenting Shares".....................................     Section 2.6
"Effective Time"........................................     Section 1.2
"ERISA".................................................     Section 3.19(a)
"Exchange Act"..........................................     Section 3.3
"Exchange Agent"........................................     Section 2.3(a)
"Exchange Multiple".....................................     Section 2.1(g)

                                       vi

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                             INDEX OF DEFINED TERMS
                                  (CONTINUED)

"Exchange Quotient".....................................     Section 2.1(g)
"Exchange Ratio"........................................     Section 2.1(a)
"GAAP"..................................................     Section 3.9
"Government Entity".....................................     Section 3.3
"group health plan".....................................     Section 3.19(k)
"Hazardous Material"....................................     Section 3.20(a)
"Hazardous Materials Activities"........................     Section 3.20(b)
"Holder"................................................     Section 2.3(c)
"IRS"...................................................     Section 3.19(j)
"law"...................................................     Section 9.11
"Merger"................................................     Recitals
"Merger Sub"............................................     Preamble
"Merger Sub Common Stock"...............................     Section 2.1(d)
"Nasdaq"................................................     Section 2.1(f)
"Pension Plans".........................................     Section 3.19(a)
"Person"................................................     Section 2.1(g)
"Potential Acquiror"....................................     Section 5.3
"Proxy Statement/Prospectus"............................     Section 3.24
"Qualified Position"                                         Section 5.18(h)
"Reference Date"........................................     Section 3.9
"Registration Statement"................................     Section 3.24
"SEC"...................................................     Section 3.7
"Securities Act"........................................     Section 3.7
"Seller"................................................     Preamble
"Seller Acquisition"....................................     Section 8.3(b)
"Seller Affiliate Agreement"............................     Section 5.10
"Seller Balance Sheet"..................................     Section 3.9
"Seller Certificate"....................................     Section 2.3(c)
"Seller Common Stock"...................................     Recitals
"Seller Contract".......................................     Section 3.15(a)
"Seller Disclosure Statement"...........................     Article III
"Seller Employee Benefit Plans".........................     Section 3.19(a)
"Seller Environmental Permits"..........................     Section 3.20(c)
"Seller ERISA Affiliate"................................     Section 3.19(a)
"Seller Financial Statements"...........................     Section 3.9
"Seller Foreign Plan"...................................     Section 3.19(n)
"Seller Interim Financial Statements"...................     Section 3.9
"Seller IP Rights"......................................     Section 3.17(a)
"Seller Material Adverse Effect"........................     Section 3.1(a)

                                       vii

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                             INDEX OF DEFINED TERMS
                                  (CONTINUED)

"Seller Notice of Superior Offer".......................     Section 5.5(c)
"Seller Options"........................................     Section 2.2(a)
"Seller Preferred Stock"................................     Section 3.6(a)
"Seller Purchase Plan"..................................     Section 2.2(b)
"Seller Rights".........................................     Section 2.1(a)
"Seller Rights Plan"....................................     Section 2.1(a)
"Seller SEC Reports"....................................     Section 3.7
"Seller Special Meeting"................................     Section 5.5(a)
"Seller Stock Plans"....................................     Section 2.2(a)
"Seller Subsidiaries"...................................     Section 3.1(a)
"Seller Superior Offer".................................     Section 5.5(c)
"Seller Triggering Event"...............................     Section 8.1(h)
"Seller Voting Agreements"..............................     Recitals
"Seller Warrants".......................................     Section 3.6(b)
"Subsidiary"............................................     Section 2.1(g)
"Surviving Corporation".................................     Section 1.1
"Tax Return" or "Tax Returns"...........................     Section 3.18(a)
"Tax" or "Taxes"........................................     Section 3.18(a)
"to the knowledge of Buyer".............................     Section 4.5(b)
"to the knowledge of Seller"............................     Section 3.6(b)
"Washington Law"........................................     Section 1.1
"Washington Secretary"..................................     Section 1.2
"Welfare Plans".........................................     Section 3.19(a)

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

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of July 28, 2003 by and among Secure Computing Corporation, a Delaware corporation ("BUYER"), Nitro Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Buyer ("MERGER SUB"), and N2H2, Inc., a Washington corporation ("SELLER"), with respect to the following facts:

         A. The respective boards of directors of Buyer, Merger Sub and Seller have approved and declared advisable the merger of Merger Sub with and into Seller (the "MERGER"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, their respective stockholders.

         B. Pursuant to the Merger, among other things, the outstanding shares of Seller Common Stock ("SELLER COMMON STOCK"), will be converted into shares of Buyer Common Stock, $0.01 par value ("BUYER COMMON STOCK"), at the rate set forth herein.

         C. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Buyer's and Merger Sub's willingness to enter into this Agreement, each of the members of the Board of Directors and each executive officer of Seller (in their respective capacities as shareholders of Seller) is entering into Voting Agreements with Buyer in the form of Exhibit A attached hereto (the "SELLER VOTING AGREEMENTS").

         D. For United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         The parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Washington Business Corporation Act ("WASHINGTON LAW"),
(i) Merger Sub shall be merged with and into Seller, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) Seller shall be the surviving corporation and a wholly owned subsidiary of Buyer. Seller, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2 CLOSING; EFFECTIVE TIME. The closing of the Merger and the other transactions contemplated hereby (the "CLOSING") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Articles VI and VII, unless another time or date is agreed to by the parties hereto. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California, or at such other location as the parties hereto shall mutually agree. At the Closing, the parties hereto shall cause the Merger to be consummated by filing the articles of merger substantially in the form of Exhibit B (the "ARTICLES OF MERGER") with the Secretary of State of the State of Washington (the "WASHINGTON SECRETARY"), in accordance with the relevant provisions of Washington Law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "EFFECTIVE TIME"). If the Washington Secretary requires any changes in the Articles of Merger as a condition to filing or issuing a certificate to the effect that the Merger is effective, Merger Sub and the Company shall execute any necessary document incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

         1.3 EFFECTS OF THE MERGER. The effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Washington Law. Without limiting the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Seller and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      ARTICLES OF INCORPORATION; BYLAWS.

                  (a) Subject to Section 5.9, from and after the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation; provided, however, that at the Effective Time the articles of incorporation of Merger Sub shall be amended so that the name of the Surviving Corporation shall be "N2H2, INC.".

                  (b) Subject to Section 5.9, from and after the Effective Time the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

         1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Sub immediately prior to the Effective Time shall serve as the initial directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

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                                   ARTICLE II

                              CONVERSION OF SHARES

         2.1 CONVERSION OF STOCK. Pursuant to the Merger, and without any action on the part of the holders of any outstanding shares of capital stock or securities of Seller or Merger Sub:

                  (a) As of the Effective Time, each share of Seller Common Stock, together with the rights (the "SELLER RIGHTS"), if any, associated with each such share issued in connection with the Seller Rights Agreement (the "SELLER RIGHTS PLAN") dated May 24, 2002 between Seller and Mellon Investor Services LLC, issued and outstanding immediately prior to the Effective Time (other than shares of Seller Common Stock to be canceled pursuant to Section 2.1(c)), shall be automatically converted into 0.0841 (the "EXCHANGE RATIO") of a fully paid and nonassessable share of Buyer Common Stock.

                  (b) As of the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) a certificate (or direct registration) representing the number of whole shares of Buyer Common Stock into which such shares have been converted (the "BUYER CERTIFICATES"), and
(ii) cash in lieu of fractional shares of Buyer Common Stock in accordance with
Section 2.1(f), without interest.

                  (c) As of the Effective Time, each share of Seller Common Stock held of record immediately prior to the Effective Time by Seller, Merger Sub, Buyer or any Subsidiary (as defined in Section 2.1(g)) of Seller or of Buyer shall be canceled and extinguished without any conversion thereof.

                  (d) As of the Effective Time, each share of Common Stock, $0.01 par value, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be canceled, extinguished and automatically converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of Common Stock, $0.01, of the Surviving Corporation.

                  (e) Without limiting any other provision of this Agreement, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Seller Common Stock), extraordinary dividend or distribution, reorganization, reclassification, recapitalization or other like change with respect to Buyer Common Stock or Seller Common Stock occurring or having a record date or an effective date on or after the date hereof and prior to the Effective Time.

                  (f) No fraction of a share of Buyer Common Stock will be issued by virtue of the Merger. Instead, each holder of shares of Seller Common Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent, with .5 being rounded up) equal to the product of (i) such fraction, multiplied by (ii) the Buyer Closing Value. For the purposes of this Agreement, "BUYER CLOSING VALUE" shall mean the average of the closing sale prices per share of Buyer Common Stock as reported on the Nasdaq National Market ("NASDAQ") for each of the five trading days immediately preceding the Effective Time.

                  (g) For the purposes of this Agreement, the "EXCHANGE MULTIPLE" of any quantity means the product obtained from multiplying such quantity by the Exchange Ratio, and the "EXCHANGE QUOTIENT" of any quantity means the quotient obtained from dividing such quantity by the Exchange Ratio. For purposes of this Agreement, the term "SUBSIDIARY", when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or
(B) such Person or any Subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company. For the purposes of this Agreement, the term "PERSON" means any individual, group, organization, corporation, partnership, joint venture, limited liability company, trust or entity of any kind.

         2.2      SELLER OPTIONS, SELLER STOCK PURCHASE PLAN

                  (a) As of the Effective Time, Buyer shall, to the full extent permitted by applicable law, assume all of the stock options of Seller outstanding immediately prior to the Effective Time under the Seller Stock Plans (as defined below) (the "SELLER OPTIONS"). For purposes of this Agreement, "SELLER STOCK PLANS" means the 1997 Stock Option Plan, as amended, 1999 Stock Option Plan, 1999 Nonemployee Director Stock Option Plan, 1999/2000 Transition Stock Option Plan, 2000 Stock Option Plan and the Nonqualified Stock Option Agreement dated August 2, 2002 between the Company and Howard Philip Welt. Each Seller Option, whether or not exercisable at the Effective Time, shall, to the full extent permitted by applicable law, be assumed by Buyer in such a manner that it shall be exercisable upon the same terms and conditions as under the Seller Stock Plan pursuant to which it was granted and the applicable option agreement issued thereunder (after giving effect to any acceleration of vesting resulting from the Merger on the terms provided under the Seller Stock Plan pursuant to which it was granted and the applicable option agreement issued thereunder); provided that (i) each such option thereafter shall be exercisable for a number of shares of Buyer Common Stock (rounded down to the nearest whole share) equal to the Exchange Multiple of the number of shares of Seller Common Stock subject to such option, and (ii) the option price per share of Buyer Common Stock thereafter shall equal the Exchange Quotient (rounded up to the nearest whole cent, (except that, in the case of Seller Options granted under the 1999 Nonemployee Director Stock Option Plan, the option price per share of Buyer Common Stock shall be carried to at three decimal places, with the last decimal place rounded upwards to the nearest whole number)) of the option price per share of Seller Common Stock subject to such option in effect immediately prior to the Effective Time (the "BUYER EXCHANGE OPTIONS").

                  (b) Seller shall take all necessary action to amend the Seller Employee Stock Purchase Plan (the "SELLER PURCHASE PLAN") so that (i) the Seller Purchase Plan shall be suspended so that no additional purchase rights shall be issued under it after September 30, 2003, and (ii) each purchase right granted under Seller Purchase Plan shall terminate, if it has not previously terminated by its terms, on the date that the holder thereof enrolls in Secure Computing Corporation Employee Stock Purchase Plan (the "BUYER PURCHASE PLAN"); provided that if the purchase date under the Seller Purchase Plan coincides with the enrollment date under the Buyer Purchase Plan, the purchase rights under the Seller Purchase Plan shall not terminate prior to the purchase on such date; and
(iii) such other modifications to the Seller Purchase Plan shall be made so as to permit the implementation of this Section 2.2(b). As of the Effective Time, each then-outstanding purchase right granted under the Seller Purchase Plan shall be assumed by Buyer in such a manner that it shall be exercisable upon the same terms and conditions (as amended as described above) as under the Seller Purchase Plan immediately before the Effective Time; provided that each such purchase right shall thereafter be exercisable for whole shares of Buyer Common Stock (rounded down to the nearest whole share) equal to the Exchange Multiple of the number of shares of Seller Common Stock for which such purchase right would otherwise have been exercisable determined as of the relevant grant date under the Seller Purchase Plan at a purchase price per share equal to 85% of the lower of: (i) the Exchange Quotient (rounded up to the nearest whole cent) of the fair market value of a share of Seller Common Stock on the relevant grant date under the Seller Purchase Plan or (ii) the fair market value of a share of a Buyer Common Stock on the relevant purchase date.

         2.3      EXCHANGE OF STOCK CERTIFICATES.

                  (a) At or prior to the Effective Time, Buyer shall enter into an agreement with a bank or trust company selected by Buyer and reasonably acceptable to Seller to act as the exchange agent for the Merger (the "EXCHANGE AGENT").

                  (b) At or prior to the Effective Time, Buyer shall supply or cause to be supplied to or for the account of the Exchange Agent in trust for the benefit of the holders of Seller Common Stock, for exchange pursuant to this Section 2.3 (i) the Buyer Certificates (or direct registration) evidencing the shares of Buyer Common Stock issuable pursuant to Section 2.1 to be exchanged for outstanding shares of Seller Common Stock, and (ii) cash in an aggregate amount sufficient to make the payments in lieu of fractional shares provided for in Section 2.1(f).

                  (c) Promptly after the Effective Time, Buyer shall mail or shall cause to be mailed to each Holder (as defined below) a letter of transmittal in customary form and reasonably acceptable to the Seller (which shall specify that delivery shall be effected, and risk of loss and title to the Seller Certificates shall pass, only upon proper delivery of the Seller Certificates to the Exchange Agent) and instructions for surrender of the Seller Certificates. Upon surrender to the Exchange Agent of a Seller Certificate, together with such letter of transmittal duly executed, the Holder shall be entitled to receive in exchange therefor: (i) certificates evidencing that number of shares of Buyer Common Stock issuable to such Holder in accordance with this Article II; (ii) any dividends or other distributions that such Holder has the right to receive pursuant to Section 2.3(d); and (iii) cash in respect of fractional shares as provided in Section 2.1(f), and such Seller Certificate so surrendered shall forthwith be canceled. No certificate representing shares of Buyer Common Stock will be issued to a Person who is not the registered owner of a surrendered Seller Certificate unless (i) the Seller Certificate so surrendered has been properly endorsed or otherwise is in proper form for transfer, and (ii) such Person shall either (A) pay any transfer or other tax required by reason of such issuance or (B) establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, from and after the Effective Time, each Seller Certificate shall be deemed to represent, for all purposes other than payment of dividends, the right to receive a certificate representing the number of full shares of Buyer Common Stock as determined in accordance with this Article II and cash in lieu of fractional shares as provided in Section 2.1(f). For purposes of this Agreement, "SELLER CERTIFICATE" means a certificate which immediately prior to the Effective Time represented shares of Seller Common Stock, and "HOLDER" means a person who holds one or more Seller Certificates as of the Effective Time.

                  (d) No dividend or other distribution declared with respect to Buyer Common Stock with a record date after the Effective Time will be paid to Holders of unsurrendered Seller Certificates until such Holders surrender their Seller Certificates. Upon the surrender of such Seller Certificates, there shall be paid to such Holders, promptly after such surrender, the amount of dividends or other distributions, excluding interest, declared with a record date after the Effective Time and not paid because of the failure to surrender Seller Certificates for exchange.

                  (e) Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, Buyer, the Surviving Corporation nor any party hereto shall be liable to any holder of shares of Seller Common Stock for shares of Buyer Common Stock or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.4 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Seller Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in respect of such lost, stolen or destroyed Seller Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Buyer Common Stock as may be required pursuant to Section 2.1 and cash in lieu of fractional shares, if any, as may be required pursuant to Section 2.1(f) and any dividends or distributions payable pursuant to Section 2.3(d); provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Seller Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer or the Exchange Agent with respect to the Seller Certificates alleged to have been lost, stolen or destroyed.

         2.5 TAX CONSEQUENCES. For United States federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement constitutes a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

         2.6 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Seller Common Stock as to which the holder thereof shall have properly complied with the provisions of Chapter 23B.13 of Washington Law as to dissenters' rights (each, a "DISSENTING SHARE"), if any, such holder shall be entitled to payment, solely from the Surviving Corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Chapter 23B. 13 of Washington Law; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with Washington Law, affirmatively withdraws such holder's demand for appraisal of such Dissenting Shares, (ii) if any holder of Dissenting Shares fails to establish such holder's entitlement to dissenters' rights as provided in Washington Law or (iii) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for such holder's shares under Washington Law, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Seller Common Stock and such shares of Seller Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive the Merger Consideration payable in respect of such shares of Seller Common Stock. The Seller shall give Buyer prompt notice of any demands received by the Seller for appraisal of shares of Seller Common Stock, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Seller shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the written consent of Buyer.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller makes to Buyer and Merger Sub the representations and warranties contained in this Article III, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof and delivered by Seller to Buyer at least forty-eight (48) hours prior to the execution of this Agreement (the "SELLER DISCLOSURE STATEMENT"). The Seller Disclosure Statement shall be arranged in schedules corresponding to the numbered and lettered Sections of this Article III, and the disclosure in any Schedule of the Seller Disclosure Statement shall qualify only the corresponding Section of this
Article III.

         3.1      ORGANIZATION, ETC.

                  (a) Each of Seller and its Subsidiaries, all of which are listed on Schedule 3.1(b) of the Seller Disclosure Statement (the "SELLER SUBSIDIARIES"), is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualification has not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Each of Seller and the Seller Subsidiaries is duly qualified as a foreign Person to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing has not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

         For the purposes of this Agreement, "SELLER MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, financial condition, results of operations or assets and liabilities, taken as a whole, of Seller, including the Seller Subsidiaries, (ii) the ability of Seller to consummate the Merger or any of the material transactions contemplated by the Agreement or to perform any of its material obligations under the Agreement before the Effective Time, or (iii) Buyer' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. Notwithstanding the foregoing, with respect to item (i) above, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Seller Material Adverse Effect: (A) any adverse change, event or effect arising from or relating to general business or economic conditions; (B) any adverse change, event or effect relating to or affecting the Internet filtering and monitoring industry generally, which does not disproportionately affect Seller; and (C) any adverse change, event or effect arising from or relating to the announcement or pendency of the Merger and the other transactions contemplated by this Agreement.

                  (b) Neither Seller nor any of the Seller Subsidiaries is in violation of any provision of its articles of incorporation or bylaws or, in the case of any Seller Subsidiary that is not a corporation, any equivalent charter document. Schedule 3.1(b) of the Seller Disclosure Statement sets forth
(i) the full name of each Seller Subsidiary and any other entity in which Seller has a significant equity interest, its capitalization and the ownership interest of Seller and each other Person (if any) therein, (ii) the jurisdiction in which each such Seller Subsidiary is organized, (iii) each jurisdiction in which Seller and each of the Seller Subsidiaries is qualified to do business as a foreign Person, and (iv) the names of the current directors and officers of Seller and of each Seller Subsidiary. Seller has made available to Buyer accurate and complete copies of the articles of incorporation and bylaws and, in the case of any Seller Subsidiary that is not a corporation, any other equivalent charter documents, as currently in effect, of Seller and each of the Seller Subsidiaries.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has full corporate power and authority to (i) execute and deliver this Agreement, and
(ii) assuming the approval of the Merger by at least two-thirds of the outstanding shares of Seller Common Stock at the Seller Special Meeting or any adjournment or postponement thereof in accordance with Washington Law, consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, have been duly and validly authorized by the vote of the board of directors of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the approval of the adoption of the Agreement and approval of the Merger by at least two-thirds of the outstanding shares of Seller Common Stock at the Seller Special Meeting or any adjournment or postponement thereof in accordance with Washington Law). The Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer and Merger Sub, constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         3.3 NO VIOLATIONS, ETC. No filing with or notification to, and no permit, authorization, consent or approval of, any court, administrative agency, commission, or other governmental or regulatory body, authority or instrumentality ("GOVERNMENT ENTITY") is necessary on the part of Seller for the consummation by Seller of the Merger and the other transactions contemplated hereby, or for the exercise by Buyer and the Surviving Corporation of full rights to own and operate the business of Seller and the Seller Subsidiaries as presently being conducted, except (i) for the filing of the Articles of Merger as required by Washington Law, (ii) for compliance with the applicable requirements of the Securities and Exchange Act of 1934, as amended (together with the Rules and Regulations promulgated thereunder, the "EXCHANGE ACT"), state securities or "blue sky" laws and state takeover laws, and (iii) where the failure to make such filing or notification or to obtain such permit, authorization, consent or approval has not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Neither the execution and delivery of the Agreement, nor the consummation of the Merger and the other transactions contemplated hereby, nor compliance by Seller with all of the provisions hereof and thereof, nor the exercise by Buyer and the Surviving Corporation of full rights to own and operate the business of Seller and the Seller Subsidiaries as presently being conducted will, subject to obtaining the approval of this Agreement by the holders of at least two-thirds of the outstanding shares of Seller Common Stock at the Seller Special Meeting or any adjournment thereof in accordance with Washington Law, (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Seller or any Seller Subsidiary (or, in the case of any Seller Subsidiary that is not a corporation, the equivalent charter documents of such Seller Subsidiary), (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary, or by which any of their properties or assets may be bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any Seller Contract (as defined below), except in the case of clauses (ii) or (iii) for any violation, breach or default that has not had, or could not reasonably be expected to have, a Seller Material Adverse Effect.
Schedule 3.3 of the Seller Disclosure Statement lists all consents, notices, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby under any Seller Contracts, or any of Seller's or any Seller Subsidiaries' notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations the failure to obtain which has had, or could reasonably be expected to have, a Seller Material Adverse Effect.

         3.4 BOARD RECOMMENDATION. The board of directors of Seller has, at a meeting of such board duly held on July 28, 2003, (i) approved and adopted the Agreement, (ii) determined that this Agreement is fair to and in the best interests of the shareholders of Seller, (iii) resolved to recommend this Agreement to the shareholders of Seller, (iv) resolved that Seller take all action necessary to exempt the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby from the provisions of all applicable state anti-takeover statutes or regulations including but not limited to Section 23B.19.040 of Washington Law, and (v) resolved to render the Seller Rights issued under the Seller Rights Plan inapplicable to the Merger, this Agreement and the other transactions contemplated hereby.

         3.5 FAIRNESS OPINION. Seller has received the opinion of Updata Capital, Inc. dated the date of the approval of this Agreement by the board of directors of Seller to the effect that the Exchange Ratio is fair to Seller's shareholders from a financial point of view, and has provided a copy of such opinion to Buyer.

         3.6      CAPITALIZATION.

                  (a) The authorized capital stock of Seller consists of 250,000,000 shares of Seller Common Stock and 50,000,000 shares of Preferred Stock ("SELLER PREFERRED STOCK"). As of July 24, 2003, there were (i) 22,131,253 shares of Seller Common Stock outstanding, none of which are held by Seller and
(ii) no shares of Seller Preferred Stock outstanding.

                  (b) Except for the Seller Options, rights under the Seller Purchase Plan, warrants to purchase an aggregate of 539,280 shares of Seller Common Stock (the "SELLER WARRANTS") and the Seller Rights, there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Seller, or obligating Seller to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. To the knowledge of Seller, except for the Seller Voting Agreements, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of Seller. For purposes of this Agreement, "TO THE KNOWLEDGE OF SELLER," or words of similar import, shall mean the actual knowledge of executive officers and directors of the Seller and such other persons set forth on Schedule 3.6(b) of the Seller Disclosure Statement.

                  (c) True and complete copies of each Seller Stock Plan and the Seller Rights Plan, and of the forms of all agreements and instruments relating to or issued under each thereof, and the forms of all Seller Warrants have been made available to Buyer. Such agreements, instruments, and forms have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any such agreements, instruments or forms.

                  (d) Schedule 3.6(d) of the Seller Disclosure Statement sets forth the following information with respect to each Seller Option and Seller Warrant: the aggregate number of shares issuable thereunder, the type of option, the grant date, the expiration date, the exercise price and the vesting schedule. Each Seller Option was granted in accordance with the terms of the Seller Stock Plan applicable thereto. The terms of each of the Seller Stock Plans do not prohibit the assumption of the Seller Options as provided in Section 2.2(a). Consummation of the Merger will not accelerate vesting of any Seller Option.

         3.7 SEC FILINGS. Seller has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed since January 1, 2000 are referred to herein as the "SELLER SEC REPORTS"). All of the Seller SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT") and the Exchange Act. Accurate and complete copies of the Seller SEC Reports have been made available (including via EDGAR) to Buyer. As of their respective dates, the Seller SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Seller and except as disclosed in Seller SEC Reports, since October 1, 2000, each director and executive officer of Seller and each such persons' affiliates have complied with all filing requirements under Section 13 and Section 16(a) of the Exchange Act.

         3.8 COMPLIANCE WITH LAWS. Neither Seller nor any Seller Subsidiary has violated or failed to comply with any statute, law, ordinance, rule or regulation (including without limitation relating to the export or import of goods or technology) of any foreign, federal, state or local government or any other governmental department or agency, except where any such violations or failures to comply have not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Seller and the Seller Subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted and as proposed to be conducted, except for those, the absence of which, has not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

         3.9 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports and each of the Seller Interim Financial Statements (the "SELLER FINANCIAL STATEMENTS"), (x) was prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of Seller and the Seller Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Seller, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The interim financial statements as of and for the quarter ended June 30, 2003 (the "REFERENCE DATE"), provided to the Buyer prior to the date hereof, are herein referred to as the "SELLER INTERIM FINANCIAL STATEMENTS" and the balance sheet of Seller as of the Reference Date is herein referred to as the "SELLER BALANCE SHEET."

         3.10 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Seller, nor any of the Seller Subsidiaries or the entities listed on Schedule 3.1(b) has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the Seller's March 31, 2003 balance sheet included on Seller's Form 10-Q for the quarter ended March 31, 2003 and the related notes to the financial statements, (ii) normal or recurring liabilities incurred since March 31, 2003 in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not be reasonably likely to have a Seller Material Adverse Effect, and (iii) liabilities under this Agreement.

         3.11 ABSENCE OF CHANGES OR EVENTS. Except as contemplated by this Agreement, since March 31, 2003, no state of facts, change, event or effect that has had or could reasonably be expected to have Seller Material Adverse Effect has occurred and, in addition, Seller, the Seller Subsidiaries and the entities listed on Schedule 3.1(b) have not, directly or indirectly:

                  (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock of Seller or any of the Seller Subsidiaries, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to Seller or a wholly-owned Subsidiary of Seller);

                  (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of Seller or the Seller Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Seller or the Seller Subsidiaries, other than pursuant to and in accordance with the Seller Stock Plans;

                  (c) (i) created or incurred any indebtedness for borrowed money exceeding $200,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation exceeding $200,000 in the aggregate, (iii) entered into any oral or written material agreement or any material commitment or transaction or incurred any liabilities material to Seller and the Seller Subsidiaries taken as a whole, or involving in excess of $500,000;

                  (d) instituted any change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the Seller Financial Statements;

                  (e) revalued any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable in excess in each case of an amount equal to $100,000 plus amounts previously reserved as reflected in the Seller Balance Sheet;

                  (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually and in the aggregate exceed $200,000;

                  (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay to any Person other than in the ordinary course of business and consistent with past practice; (iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person;
(iv) other than as required by law, adopted, become obligated under, or amended any employee benefit plan, program or arrangement; or (v) repriced any Seller Options;

                  (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties (including intangibles, real, personal or mixed);

                  (i) amended its articles of incorporation, bylaws, or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of Seller and the Seller Subsidiaries in such calendar month resulted in such capital expenditures exceeding $200,000 in the aggregate;

                  (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

                  (l) waived, released, assigned, settled or compromised any material claim or litigation, or commenced a lawsuit other than for the routine collection of bills;

                  (m) agreed or proposed to do any of the things described in the preceding clauses (a) through (l) other than as expressly contemplated or provided for in this Agreement.

         3.12 CAPITAL STOCK OF SUBSIDIARIES. Seller is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the Seller Subsidiaries. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by Seller free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Seller or any of the Seller Subsidiaries to issue, transfer or sell any shares of capital stock of any Subsidiary or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. Seller does not directly or indirectly own any interest in any Person except the Seller Subsidiaries.

         3.13     LITIGATION.

                  (a) There is no private or governmental claim, action, suit (whether in law or in equity), or proceeding of any nature ("ACTION") pending and, to the knowledge of Seller, there is not any private or governmental investigation, or any of the foregoing threatened against Seller, any of the Seller Subsidiaries or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, governmental or regulatory authority or body, or arbitration tribunal, except for those Actions which have not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. There is no Action pending or, to the knowledge of Seller, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                  (b) There is no outstanding judgment, order, writ, injunction or decree of any court, governmental or regulatory authority, body or agency, or arbitration tribunal in a proceeding to which Seller, any Subsidiary of Seller, or any of their assets is or was a party or by which Seller, any Subsidiary of Seller, or any of their assets is bound.

         3.14 INSURANCE. Schedule 3.14 of the Seller Disclosure Statement lists all insurance policies (including without limitation workers' compensation insurance policies) covering the business, properties or assets of Seller and the Seller Subsidiaries, the premiums and coverages of such policies, and all claims in excess of $100,000 made against any such policies since January 1, 2000. All such policies are in effect, and true and complete copies of all such policies have been made available to Buyer. Seller has not received notice of the cancellation or threat of cancellation of any of such policy.

         3.15     CONTRACTS AND COMMITMENTS.

                  (a) Except as filed as an exhibit to Seller's SEC Reports, and except as contemplated by this Agreement, neither Seller, nor the Seller Subsidiaries, nor the entities listed on Schedule 3.1(b) is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

                           (i)      agreements or arrangements that contain
severance pay, understandings with respect to tax arrangements, understandings with respect to expatriate benefits, or post-employment liabilities or obligations;

                           (ii)     agreements or plans under which benefits
will be increased or accelerated by the occurrence of any of the transactions contemplated by this Agreement, or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (iii)    agreements, contracts or commitments
currently in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any corporation, partnership, joint venture or other business enterprise;

                           (iv)     agreements, contracts or commitments for the
purchase of materials, supplies or equipment, under which the aggregate payments for the past 12 months exceeded $100,000, which are with sole or single source suppliers;

                           (v)      guarantees or other agreements, contracts or
commitments under which Seller or any of the Seller Subsidiaries is absolutely or contingently liable for (A) the performance of any other person, firm or corporation (other than Seller or the Seller Subsidiaries), or (B) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation (other than Seller or the Seller Subsidiaries);

                           (vi)     powers of attorney authorizing the
incurrence of a material obligation on the part of Seller or the Seller Subsidiaries;

                           (vii)    agreements, contracts or commitments which
limit or restrict (A) where Seller or any of the Seller Subsidiaries may conduct business, (B) the type or lines of business (current or future) in which they may engage, or (C) any acquisition of assets or stock (tangible or intangible) by Seller or any of the Seller Subsidiaries;

                           (viii)   agreements, contracts or commitments, under
which the aggregate payments or receipts for the past 12 months exceeded $100,000, containing any agreement with respect to a change of control of Seller or any of the Seller Subsidiaries;

                           (ix)     agreements, contracts or commitments for the
borrowing or lending of money, or the availability of credit (except credit extended by Seller or any of the Seller Subsidiaries to customers in the ordinary course of business and consistent with past practice);

                           (x)      any hedging, option, derivative or other
similar transaction and any foreign exchange position or contract for the exchange of currency; or

                           (xi)     any agreement, contract or commitment
otherwise required to be filed as an exhibit to a periodic report under the Exchange Act, as provided by Rule 601 of Regulation S-K promulgated under the Exchange Act.

Each contract, agreement or commitment of the type described in this Section
3.15 is referred to herein as a "SELLER CONTRACT."

                  (b) Neither Seller nor any of the Seller Subsidiaries, nor to the knowledge of Seller any other party to a Seller Contract, has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, (nor does there exist any condition under which, with the passage of time or the giving of notice or both, could reasonably be expected to cause such a breach, violation or default under), any Seller Contract, other than any breaches, violations or defaults which have not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (c) Each Seller Contract is a valid, binding and enforceable obligation of Seller and to the knowledge of Seller, of the other party or parties thereto, in accordance with its terms, and in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect has not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights governing or by general principles of equity.

                  (d) An accurate and complete copy of each Seller Contract has been made available (including via EDGAR) to Buyer.

         3.16     LABOR MATTERS; EMPLOYMENT AND LABOR CONTRACTS.

                  (a) None of Seller or any of the Seller Subsidiaries is a party to any union contract or other collective bargaining agreement, nor to the knowledge of Seller or any of the Seller Subsidiaries are there any activities or proceedings of any labor union to organize any of its employees. Each of Seller and the Seller Subsidiaries is in compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices and (ii) occupational health and safety requirements, except in each case for those failures to comply which, individually or in the aggregate, have not had, or could reasonably be expected to have, a Seller Material Adverse Effect.

                  (b) There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against Seller or any of the Seller Subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Seller or any of the Seller Subsidiaries who are not currently organized. Neither Seller nor any of the Seller Subsidiaries has any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that have not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. There are no controversies pending or, to the knowledge of Seller or any of the Seller Subsidiaries, threatened, between Seller or any of the Seller Subsidiaries and any of their respective employees, which controversies have had, or could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

         3.17     INTELLECTUAL PROPERTY RIGHTS.

                  (a) To the knowledge of Seller, Seller and the Seller Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to herein as the "SELLER IP RIGHTS"), except where the failure so to own or have the right to use has not had, or could not reasonably be expected to have, a Seller Material Adverse Effect. No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold or under development by Seller or the Seller Subsidiaries.

                  (b) Except as has not had, or could not reasonably be expected to have, a Seller Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a breach of any instrument or agreement governing any Seller IP Rights, (ii) cause the modification of any term of any license or agreement relating to any Seller IP Rights including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any Seller IP Rights, (iv) give rise to a right of forfeiture or termination of any Seller IP Rights or (v) impair the right of Seller or the Surviving Corporation to use, sell or license any Seller IP Rights or portion thereof.

                  (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Seller or any of the Seller Subsidiaries (i) violates in any material respect any license or agreement between Seller or any of the Seller Subsidiaries and any third party or (ii) to the knowledge of Seller, infringes in any material respect any patents or other intellectual property rights of any other party; and there is no pending or, to the knowledge of Seller, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller IP Rights, or asserting that any Seller IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Seller products, conflicts or will conflict with the rights of any other party.

                  (d) Schedule 3.17(d) of the Seller Disclosure Statement lists all patents, trade names, registered trademarks and service marks, and applications for any of the foregoing owned or possessed by Seller or any of the Seller Subsidiaries and true and complete copies of such materials have been made available to Buyer.

                  (e) Seller has provided to Buyer a true and complete copy of its standard form of employee confidentiality agreement and has taken all commercially reasonably necessary steps to ensure that all employees of Seller and the Seller Subsidiaries have executed such an agreement. Seller has taken all commercially reasonably necessary steps to ensure that all consultants or third parties with access to material proprietary information of Seller have executed appropriate non-disclosure agreements that adequately protect the Seller IP Rights.

                  (f) Seller has taken all commercially reasonably necessary steps to ensure that Seller's and the Seller Subsidiaries' material source codes and material trade secrets have not been used, distributed or otherwise commercially exploited under circumstances which would cause the loss of copyright prior to the statutory expiration date or the loss of trade secret status.

                  (g) To the knowledge of Seller, none of the employees or consultants of Seller or any of the Seller Subsidiaries is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of Seller and the Seller Subsidiaries or that would conflict with the business of Seller as presently conducted or proposed to be conducted. Neither Seller nor any of the Seller Subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of Seller or any of the Seller Subsidiaries, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders, customer agreements, reseller agreements or distribution agreements, arising in the ordinary course of business. All current employees and consultants and, to the knowledge of Seller, all former employees and consultants whose employment with Seller was terminated after July 1, 2002, of any of Seller or any of the Seller Subsidiaries have signed valid and enforceable written assignments to Seller or the Seller Subsidiaries of any and all rights or claims in any intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of Seller, and Seller and the Seller Subsidiaries possess signed copies of all such written assignments by such employees and consultants. With respect to assignments of patents or application for patents, Seller and the Seller Subsidiaries possess signed copies of assignments from the inventors of the intellectual property covered by the patents and applications.

         3.18     TAXES.

                  (a) For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations imposed by law for the Taxes of another person, including under Treasury Regulations Section 1.1502-6 and analogous provisions of foreign, state and local law, and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "TAX RETURN" or "TAX RETURNS" refers to all federal, state and local and foreign returns, schedules, estimates, information statements and reports relating to Taxes.

                  (b) Seller and each of the Seller Subsidiaries have filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct, and complete except with respect to immaterial items. Seller and each of the Seller Subsidiaries have paid (or Seller has paid on behalf of each of the Seller Subsidiaries) all Taxes due and payable as shown on such Tax Returns. True and correct copies of all Tax Returns filed by Seller and the Seller Subsidiaries for the period beginning October 1, 1998 through the date hereof have been provided to Buyer. The most recent financial statements contained in the Seller SEC Reports reflect an adequate reserve (which reserves were established in accordance with GAAP) for the payment of all Taxes of Seller and the Seller Subsidiaries, accrued through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against Seller or any of the Seller Subsidiaries, other than deficiencies that are reflected by reserves maintained in accordance with GAAP and are being contested in good faith and by appropriate procedures.

                  (c) None of Seller and the Seller Subsidiaries (i) has received any notice that it is being audited by any taxing authority; (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) has granted to any person a power of attorney with respect to Taxes, which power of attorney will be in effect as of or following the Closing; (iv) has received an inquiry regarding the filing of Tax Returns from a jurisdiction where it is not presently filing Tax Returns; or (v) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.

                  (d) None of Seller and the Seller Subsidiaries has assumed liability for the Taxes of another Person under any contract, agreement or arrangement.

                  (e) There is no lien for Taxes on any of the assets of Seller or any of the Seller Subsidiaries, except for inchoate liens for Taxes not yet due and payable.

                  (f) There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Seller or any Seller Subsidiary that, considered individually or collectively with any other such agreement, plan, arrangement, or contract, will, or could reasonably be expected to, give rise to the payment of any amount that would not be deductible under Section 280G or 162(m) of the Code (or any comparable provision of state or local law).

                  (g) Seller and each of the Seller Subsidiaries have properly withheld on all amounts paid to consultants or employees, or to persons located outside the United States.

                  (h) Seller has not been a party to a transaction intended to qualify under Section 355 of the Code (whether as distributing or distributed company) within the last five years and has paid over all such amounts to the appropriate tax authorities.

                  (i) Neither Seller nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) other than a group the common parent of which is or was Seller.

         3.19     EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) Schedule 3.19(a) of the Seller Disclosure Statement lists all "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("PENSION PLANS"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("WELFARE PLANS"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by Seller or any of the Seller Subsidiaries or any of their Seller ERISA Affiliates (as hereinafter defined) or to which Seller or any of the Seller Subsidiaries or any of their Seller ERISA Affiliates is obligated to make payments or otherwise may have any liability (collectively, the

"SELLER EMPLOYEE BENEFIT PLANS") with respect to employees or former employees of Seller, the Seller Subsidiaries, or any of their ERISA Affiliates. For purposes of this Agreement, "SELLER ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including without limitation Seller or any of the Seller Subsidiaries.

                  (b) Seller and each of the Seller Subsidiaries, and each of the Seller Employee Benefit Plans, are in compliance with the applicable provisions of ERISA, the Code and other applicable laws, except where the failure to comply has not had, or could not reasonably be expected to have, individually or in the aggregate a Seller Material Adverse Effect.

                  (c) All contributions to, and payments from, the Pension Plans which are required to have been made in accordance with the Pension Plans have been timely made, except where the failure to make such contributions or payments on a timely basis has not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (d) To the knowledge of Seller, all of Seller's Pension Plans and Seller's Subsidiaries' Pension Plans intended to qualify under Section 401 of the Code so qualify, and no event has occurred and no condition exists with respect to the form or operation of such Pension Plans which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code, except for such operational failures as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

                  (e) To the knowledge of Seller, there are no (i) investigations pending by any governmental entity involving the Seller Employee Benefit Plans, nor (ii) pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Seller Employee Benefit Plans, against the assets of any of the trusts under any Seller Employee Benefit Plans or against any fiduciary of any Seller Employee Benefit Plans with respect to the operation of such plan or asserting any rights or claims to benefits under any Seller Employee Benefit Plans or against the assets of any trust under such plan, except for those which would not, individually or in the aggregate, give rise to any liability which has had, or could reasonably be expected to have, a Seller Material Adverse Effect. To the knowledge of Seller, there are no facts which would give rise to any liability under this Section 3.19(e) except for those which would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

                  (f) None of Seller, any of the Seller Subsidiaries nor any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) other than such transactions that would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

                  (g) None of Seller, any of the Seller Subsidiaries, or any of their Seller ERISA Affiliates maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

                  (h) Neither Seller nor any Subsidiary of Seller nor any Seller ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

                  (i) Neither Seller, any of the Seller Subsidiaries nor any of their Buyer ERISA Affiliates has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

                  (j) With respect to each of the Seller Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to Buyer: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Seller Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable, and (iv) the most recent United States Internal Revenue Service ("IRS") determination letter, if applicable.

                  (k) None of the Welfare Plans maintained by Seller or any of the Seller Subsidiaries provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. Seller and each of the Seller Subsidiaries which maintain a "GROUP HEALTH PLAN" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

                  (l) No liability under any Pension Benefit Plan or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Seller or any of the Seller Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

                  (m) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Seller or any of the Seller Subsidiaries.

                  (n) Schedule 3.19(n) of the Seller Disclosure Statement lists each Seller Foreign Plan (as hereinafter defined). For purposes hereof, the term "SELLER FOREIGN PLAN" shall mean any material plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Seller or any Subsidiary with respect to employees (or former employees) employed outside the United States to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction.

         3.20     ENVIRONMENTAL MATTERS.

                  (a) Except for such cases that, individually or in the aggregate, have not and would not reasonably be expected to have a Seller Material Adverse Effect, no underground storage tanks and no amount of any substance that has been designated by any Government Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws which term shall not include office and janitorial supplies (insofar as they are stored or used in the ordinary course of business) (a "HAZARDOUS MATERIAL"), are present, as a result of the actions of Seller or any of the Seller Subsidiaries or, to the knowledge of Seller, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Seller or any of the Seller Subsidiaries has at any time owned, operated, occupied or leased.

                  (b) Except for such cases that, individually or in the aggregate, have not and would not reasonably be expected to have a Seller Material Adverse Effect, neither Seller nor any of the Seller Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Seller or any of the Seller Subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Government Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Seller and the Seller Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "SELLER ENVIRONMENTAL PERMITS") necessary for the conduct of Seller's and the Seller Subsidiaries' Hazardous Material Activities and other businesses of Seller and the Seller Subsidiaries as such activities and businesses are currently being conducted. To the knowledge of Seller, there are no facts or circumstances indicating that any Seller Environmental Permit will or may be revoked, suspended, canceled or not renewed. All appropriate action in connection with the renewal or extension of any Seller Environmental Permit has been taken.

                  (d) No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Seller, threatened concerning any Seller Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Seller or any of the Seller Subsidiaries. Seller does not have knowledge of any fact or circumstance which could involve Seller or any of the Seller Subsidiaries in any environmental litigation reasonably expected to have a Seller Material Adverse Effect. Seller and the Seller Subsidiaries have not received notice, nor to the knowledge of Seller is there a threatened notice, that Seller or the Seller Subsidiaries are responsible, or potentially responsible, for the investigation, remediation, clean-up, or similar action at property presently or formerly used by Seller or any of the Seller Subsidiaries for recycling, disposal, or handling of waste.

         3.21 OFFICER'S CERTIFICATE AS TO TAX MATTERS. Seller does not have knowledge of any reason why the Merger will fail to qualify as a reorganization under the provisions of Section 368(a) of the Code. Seller knows of no reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Orrick, Herrington & Sutcliffe LLP prior to (i) the filing of the Registration Statement (as hereinafter defined) and (ii) the Closing, an Officer's Certificate in form sufficient to enable each such counsel to render the opinions required by Section 6.5.

         3.22 AFFILIATES. Schedule 3.22 to the Seller Disclosure Statement identifies all persons who to the knowledge of Seller may be deemed to be "affiliates" of Seller for purposes of Rule 145 under the Securities Act ("AFFILIATES").

         3.23 FINDERS OR BROKERS. Except for Updata Capital, Inc., whose fees are listed on Schedule 3.23 of Seller Disclosure Statement, neither Seller nor any of the Seller Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

         3.24 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. The information supplied by Seller for inclusion or incorporation by reference in the Registration Statement on Form S-4 registering the Buyer Common Stock to be issued in the Merger (the "REGISTRATION STATEMENT") as it relates to Seller, at the time the

Registration Statement is declared effective by the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Seller for inclusion in the proxy statement/prospectus to be sent to the shareholders of Seller in connection with the Seller Special Meeting (such proxy statement/prospectus, as amended and supplemented, is referred to herein as the "PROXY STATEMENT/PROSPECTUS"), at the date the Proxy Statement/Prospectus is first mailed to shareholders, at the time of the Seller Special Meeting and at the Effective Time will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Seller or any of the Seller Subsidiaries shall occur which is required to be described in the Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Seller.

         3.25 TITLE TO PROPERTY. Seller and the Seller Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Seller Balance Sheet or acquired after the Reference Date, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt reflected on the Seller Balance Sheet, (iv) liens recorded pursuant to any Environmental Law or (v) liens or failures to have good and valid title which have not had, or could not reasonably be expected to have, individually or in the aggregate a Seller Material Adverse Effect. Schedule 3.25 of the Seller Disclosure Statement identifies each parcel of real property owned or leased by Seller or any of the Seller Subsidiaries.

         3.26 NO EXISTING DISCUSSIONS. As of the date hereof, neither Seller nor any of its representatives is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal (as defined in Section 5.2).

         3.27 MATERIAL MISSTATEMENTS OR OMISSIONS. Except as disclosed in Seller's risk factors contained in Seller's Form 10-K for the fiscal year ended September 30, 2002, no representations or warranties by the Seller in this Agreement (including all schedules, certificates and exhibits hereto) contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. In addition, the other document, written information, statement, certificate or schedule heretofore or hereinafter furnished by the Seller to Buyer or Merger Sub in connection with the transactions contemplated by this Agreement, or mailed or delivered to shareholders of the Seller in connection with soliciting the approval of the adoption of this Agreement by the shareholders of the Seller, taken as a whole do not contain or will not contain any untrue statement of a material fact, or do not omit or will not at the Effective Time omit to state any material fact necessary to make the statements or facts contained therein not misleading.

         3.28     SUBSCRIPTION RENEWAL.

         For the quarter ended June 30, 2003, the rate at which subscribers renewed their subscriptions (on a dollar basis) exceeded 90% of expiring contract amounts.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF BUYER AND MERGER SUB

         Buyer and Merger Sub make to Seller the representations and warranties contained in this Article IV, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by Buyer to Seller at least forty-eight (48) hours prior to the execution of this Agreement (the "BUYER DISCLOSURE STATEMENT"). The Buyer Disclosure Statement shall be arranged in schedules corresponding to the numbered and lettered Sections of this Article IV, and the disclosure in any schedule of the Buyer Disclosure Statement shall qualify only the corresponding Section of this Article IV.

         4.1      ORGANIZATION, ETC.

                  (a) Each of Buyer and its Subsidiaries, all of which are listed on Schedule 4.1(b) of the Buyer Disclosure Statement (the "BUYER SUBSIDIARIES"), and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualification has not had, or could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer and each Buyer Subsidiary are duly qualified as a foreign Person to do business, and are each in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing has not had, or could not reasonably be expected to have, individually and in the aggregate, a Buyer Material Adverse Effect.

         For the purposes of this Agreement, "BUYER MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, financial condition, results of operations or assets and liabilities, taken as a whole, of Buyer, including the Buyer Subsidiaries, or (ii) the ability of Buyer to consummate the Merger or any of the material transactions contemplated by the Agreement or to perform any of its material obligations under the Agreement before the Effective Time. Notwithstanding the foregoing, with respect to item (i) above, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Buyer Material Adverse Effect: (A) any adverse change, event or effect arising from or relating to general business or economic conditions; (B) any adverse change, event or effect relating to or affecting the computer security industry generally, which does not disproportionately affect Buyer; and (C) any adverse change, event or effect arising from or relating to the announcement or pendency of the Merger.

                  (b) Neither Buyer, the Buyer Subsidiaries or Merger Sub is in violation of any provision of its certificate of incorporation, bylaws or other charter documents. Schedule 4.1(b) of the Buyer Disclosure Statement sets forth (i) the full name of each Buyer Subsidiary and any other entity in which Buyer has a significant equity interest, its capitalization and the ownership interest of Buyer and each other Person (if any) therein, (ii) the jurisdiction in which each such Buyer Subsidiary is organized, (iii) each jurisdiction in which Buyer and each of the Buyer Subsidiaries is qualified to do business as a foreign Person, and (iv) the names of the current directors and officers of Buyer and of each Buyer Subsidiary. Buyer has made available to Seller accurate and complete copies of the certificate of incorporation, bylaws and any other charter documents, as currently in effect, of Buyer and each of the Buyer Subsidiaries.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Buyer and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of the Agreement, and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the board of directors of each of Buyer and Merger Sub and no other corporate proceedings on the part of either Buyer or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby. The Agreement has been duly and validly executed and delivered by each of Buyer and Merger Sub and, assuming due authorization, execution and delivery by Seller, constitutes a valid and binding agreement of each of Buyer and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         4.3 NO VIOLATIONS, ETC. No filing with or notification to, and no permit, authorization, consent or approval of, any Government Entity is necessary on the part of either Buyer or Merger Sub for the consummation by Buyer or Merger Sub of the Merger or the other transactions contemplated hereby, except (i) for the filing of the Articles of Merger as required by Washington Law, (ii) for the filing with the SEC of, and the effectiveness of, the Registration Statement, (iii) for compliance with the applicable requirements of the Exchange Act, state securities or "blue sky" laws, state takeover laws and the listing requirements of Nasdaq, or (iv) where the failure to make such filing or notification or to obtain such permit, authorization, consent or approval has not had, or could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Neither the execution and delivery of the Agreement, nor the consummation of the Merger or the other transactions contemplated hereby, nor compliance by Buyer and Merger Sub with all of the provisions hereof and thereof will, (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other charter documents of Buyer or any Buyer Subsidiary, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary, or by which any of their properties or assets may be bound, or
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any Buyer Contract (as defined below), except in the case of clauses (ii) or
(iii), for any violation, breach or default that has not had, or could not reasonably be expected to have, a Buyer Material Adverse Effect.

         4.4 BOARD APPROVAL; NO STOCKHOLDER APPROVAL REQUIRED. The boards of directors of Buyer and Merger Sub have approved this Agreement and the Merger. The stockholders of Buyer are not required to adopt this Agreement. Buyer, as the sole shareholder of Merger Sub, shall adopt this Agreement immediately after the execution and delivery of this Agreement by the parties hereto.

         4.5      CAPITALIZATION.

                  (a) The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock and 2,000,000 shares of Preferred Stock, $0.01 par value ("BUYER PREFERRED STOCK"). As of July 24, 2003, there were (i) 32,135,963 shares of Buyer Common Stock outstanding, (ii) no shares of Buyer Series Preferred Stock, outstanding, and (iii) no treasury shares. The authorized capital stock of Merger Sub consists of 1000 shares of Merger Sub Common Stock, $0.01 par value. As of the date hereof, there were (i) 1000 shares of Merger Sub Common Stock outstanding, all of which are held of record and beneficially by Buyer and (ii) no treasury shares. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities, except as necessary for such purpose.

                  (b) Except for the stock options of Buyer outstanding immediately prior to the Effective Time under the Buyer Stock Plans (as defined below) (the "BUYER OPTIONS"), there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Buyer, or obligating Buyer to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. For purposes of this Agreement, "BUYER STOCK PLANS" means the Amended and Restated 1995 Omnibus Stock Plan, 2002 Stock Option Plan and Buyer Purchase Plan. For purposes of this Agreement, "TO THE KNOWLEDGE OF BUYER," or words of similar import, shall mean the actual knowledge of executive officers and directors of Buyer and such other persons set forth on Schedule 4.5(b) of the Buyer Disclosure Statement.

         4.6 SEC FILINGS. Buyer has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed after January 1, 2000 are referred to herein as the "BUYER SEC REPORTS"). All of the Buyer SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Accurate and complete copies of the Buyer SEC reports have been made available (including via EDGAR) to Seller. As of their respective dates the Buyer SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Buyer and except as disclosed in Buyer SEC Reports, since October 1, 2000, each director and executive officer of Buyer and each such persons' affiliates have complied with all filing requirements under Section 13 and Section 16(a) of the Exchange Act.

         4.7 COMPLIANCE WITH LAWS. Neither Buyer nor any Buyer Subsidiary has violated or failed to comply with any statute, law, ordinance, rule or regulation (including, without limitation, relating to the export or import of goods or technology) of any foreign, federal, state or local government or any other governmental department or agency, except where any such violations or failures to comply have not had, or could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer, the Buyer Subsidiaries and Merger Sub have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted and as proposed to be conducted, except for those the absence of which has not had, or could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         4.8 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports and each of the Buyer Interim Financial Statements (the "BUYER FINANCIAL STATEMENTS"), (x) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of Buyer and the Buyer Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Buyer, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The interim financial statements as of and for the quarter ended March 31, 2003, provided to the Seller prior to the date hereof, are herein referred to as the "BUYER INTERIM FINANCIAL STATEMENTS" and the balance sheet of Buyer as of the Reference Date is herein referred to as the "BUYER BALANCE SHEET."

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Buyer, nor any of the Buyer Subsidiaries or the entities listed on Schedule 4.1(b) has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the Buyer Balance Sheet and the related notes to the financial statements, (ii) normal or recurring liabilities incurred since March 31, 2003 in the ordinary course of business consistent with past practice, which, individually or in the aggregate, are not or would not be reasonably likely to have, a Buyer Material Adverse Effect, and (iii) liabilities under this Agreement.

         4.10 ABSENCE OF CHANGES OR EVENTS. Except as contemplated by this Agreement, since March 31, 2003, no state of facts, change, event or effect that has had or could reasonably be expected to have a Buyer Material Adverse Effect has occurred and, in addition, Buyer, the Buyer Subsidiaries and the entities listed on Schedule 3.1(b) have not, directly or indirectly:

                  (a) instituted any material change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the Buyer Financial Statements;

                  (b) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties (including intangibles, real, personal or mixed);

                  (c) amended its articles of incorporation, bylaws, or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; or

                  (d) agreed to do any of the things described in the preceding clauses (a) through (c) other than as expressly contemplated or provided for in this Agreement.

         4.11     LITIGATION.

                  (a) There is no Action pending and, to the knowledge of Buyer, there is not any private or governmental investigation, or any of the foregoing threatened against Buyer, any of the Buyer Subsidiaries, or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, or governmental or regulatory authority or body, or arbitration tribunal, except for those Actions which, individually or in the aggregate, have not had, or could not reasonably be expected to have, a Buyer Material Adverse Effect. There is no Action pending or, to the knowledge of Buyer, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay the transactions anticipated by this Agreement.

                  (b) There is no outstanding judgment, order, writ, injunction or decree of any court, governmental or regulatory authority, body, or agency or arbitration tribunal in a proceeding to which Buyer, any Buyer Subsidiary, or any of their assets is or was a party, or by which Buyer, any Buyer Subsidiary, or any of their assets is bound.

         4.12     CONTRACTS AND COMMITMENTS.

                  (a) Except as filed as an exhibit to Buyer's SEC Reports, and except as contemplated by this Agreement, neither Buyer, nor the Buyer Subsidiaries, nor the entities listed on Schedule 3.1(b) is a party to or bound by any oral or written contract, obligation or commitment that is required to be filed as an exhibit to a periodic report under the Exchange Act (or will be required to be filed with the Buyer's next quarterly report on Form 10-Q), as provided by Rule 601 of Regulation S-K promulgated under the Exchange Act. Each contract, agreement or commitment filed as an exhibit to the Buyer's SEC Reports or required to be filed, as described in this Section 4.12 is referred to herein as a "BUYER CONTRACT."

                  (b) Neither Buyer nor any of the Buyer Subsidiaries, nor to the knowledge of Buyer any other party to a Buyer Contract, has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under (nor does there exist any condition under which, with the passage of time or the giving of notice, or both, could reasonably be expected to cause such a breach, violation or default under) any Buyer Contract, other than any breaches, violations or defaults which have not had, or could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

                  (c) Each Buyer Contract is a valid, binding and enforceable obligation of Buyer and to the knowledge of Buyer, of the other party or parties thereto, in accordance with its terms, and in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect has not had, or could not reasonably be expected to have, a Buyer Material Adverse Effect and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights governing or by general principles of equity.

                  (d) An accurate and complete copy of each Buyer Contract has been made available (including via EDGAR) to Buyer.

         4.13     INTELLECTUAL PROPERTY RIGHTS.

                  (a) To the knowledge of Buyer, Buyer and the Buyer Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to herein as the "BUYER IP RIGHTS"), except where the failure so to own or have the right to use has not had, or could not reasonably be expected to have, a Buyer Material Adverse Effect.

                  (b) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Buyer or any of the Buyer Subsidiaries (i) violates in any material respect any license or agreement between Buyer or any of the Buyer Subsidiaries and any third party or (ii) to the knowledge of Buyer, infringes in any material respect any patents or other intellectual property rights of any other party; and there is no pending or, to the knowledge of Buyer, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Buyer IP Rights, or asserting that any Buyer IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Buyer products, conflicts or will conflict with the rights of any other party.

         4.14 OFFICER'S CERTIFICATE AS TO TAX MATTERS. Buyer does not have knowledge of any reason why the Merger will fail to qualify as a reorganization under the provisions of Section 368(a) of the Code. Buyer knows of no reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Orrick, Herrington & Sutcliffe LLP prior to (i) the filing of Registration Statement and
(ii) the Closing an Officer's Certificate in form sufficient to enable each such counsel to render the opinions required by Section 6.4.

         4.15 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Buyer for inclusion or incorporation by reference in the Registration Statement as it relates to Buyer, at the time the Registration Statement is declared effective by the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Buyer for inclusion in the Proxy Statement/Prospectus to be sent to the shareholders of Seller in connection with the Seller Special Meeting, at the date the Proxy Statement/Prospectus is first mailed to shareholders, at the time of the Seller Special Meeting and at the Effective Time will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Buyer or any of the Buyer Subsidiaries shall occur which is required to be described in the Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Seller.

                                   ARTICLE V

                                    COVENANTS

         5.1 CONDUCT OF SELLER BUSINESS DURING INTERIM PERIOD. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, each of Seller and the Seller Subsidiaries, except as contemplated or required by this Agreement or as expressly consented to in writing by the Buyer, will (i) conduct its operations according to its ordinary and usual course of business and consistent with past practices, (ii) use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it, and (iii) not take any action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement and except as set forth on Schedule 5.1 of the Seller Disclosure Statement, prior to the earlier of the termination of this Agreement or Effective Time Seller will not, and will not permit its Subsidiaries, without the prior written consent of the Buyer, directly or indirectly, do any of the following:

                  (a) enter into, violate, extend, amend or otherwise modify or waive any of the material terms of (i) any joint venture, license, or agreement relating to the joint development or transfer of technology or Seller IP Rights or (ii) except in the ordinary course of business and consistent with past practice, any other Seller Contracts.

                  (b) except pursuant to agreements outstanding on the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (c) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

                  (d) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (e) repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof;

                  (f) cause, permit or propose any amendments to the articles of incorporation or Bylaws of Buyer (or similar governing instruments of any Seller Subsidiaries);

                  (g) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Seller, except in the ordinary course of business consistent with past practice;

                  (h) incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Seller, as the case may be, or guarantee any debt securities of others;

                  (i) adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

                  (j) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims liabilities or obligations in the ordinary course of business;

                  (k) split, combine or reclassify any shares of its capital stock;

                  (l) except as permitted by Section 5.5(c) of this Agreement authorize, solicit, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, any material change in capitalization, or any partnership, association or joint venture;

                  (m) fail to renew any insurance policy naming it as a beneficiary or a loss payee, or take any steps or fail to take any steps that would permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to the other party;

                  (n) maintain its books and records in a manner other than in the ordinary course of business and consistent with past practice;

                  (o) enter into any hedging, option, derivative or other similar transaction or any foreign exchange position or contract for the exchange of currency other than in the ordinary course of business and consistent with past practice;

                  (p) institute any change in its accounting methods, principles or practices other than as required by GAAP, or the rules and regulations promulgated by the SEC, or revalue any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivables;

                  (q) in respect of any Taxes, make or change any material election, change any accounting method, enter into any closing agreement, settle any material claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment except as required by applicable law;

                  (r) suspend, terminate or otherwise discontinue any planned or ongoing material research and development activities, programs or other such activities other than in the ordinary course of business and consistent with past practice;

                  (s) issue any capital stock or other options, warrants or other rights to purchase or acquire capital stock, except for the customary grant of stock options in accordance with past practice, the issuance of Seller Common Stock upon exercise of stock options granted prior to the date hereof under the Seller Stock Plans or upon exercise of the Seller Warrants, and the issuance of Seller Common Stock pursuant to the Seller Purchase Plan;

                  (t) take any action to render inapplicable, or to exempt any third party from, (i) the provisions of Chapter 23B.19 of Washington Law or
(ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares; or

                  (u) take or agree to take any action which could reasonably be expected to result in any condition contained in Section 7.2 of this Agreement not being satisfied immediately prior to the Effective Time.

         5.2 CONDUCT OF BUYER BUSINESS DURING INTERIM PERIOD. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the

Effective Time, each of Buyer and the Buyer Subsidiaries, except as contemplated or required by this Agreement or as expressly consented to in writing by the Buyer, (i) will conduct its operations according to its ordinary and usual course of business and consistent with past practices and (ii) not take any action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the earlier of the termination of this Agreement or Effective Time, Buyer will not, and will not permit its Subsidiaries to, without the prior written consent of the Seller, directly or indirectly, do any of the following:

                  (a) cause, permit or propose any amendments to the certificate of incorporation or Bylaws of Buyer or Merger Sub (or similar governing instruments of any Subsidiaries);

                  (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (c) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Buyer, except in the ordinary course of business consistent with past practice; or

                  (d) take or agree to take any action which could reasonably be expected to, result in any condition contained in Section 7.1 of this Agreement not being satisfied immediately prior to the Effective Time.

         5.3 NO SOLICITATION. From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, Seller and the Seller Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate or induce the making, submission or announcement, directly or indirectly, of any proposal that constitutes or is reasonably likely to lead to any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as hereinafter defined); provided however, that this
Section 5.3 shall not prohibit Seller from contacting any Person that has made an unsolicited Acquisition Proposal (that is not withdrawn) (a "POTENTIAL ACQUIROR") for the sole purpose of clarifying such proposal and any material contingencies and the capability of consummation; provided further, however, that this Section 5.3 shall not prohibit Seller from furnishing information to, or entering into discussions or negotiations with, any Potential Acquiror if (A) neither Seller nor the Seller Subsidiaries nor any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them and acting on their behalf shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 5.3, (B) Seller's board of directors is advised by its financial advisor that the Potential Acquiror submitting such Acquisition Proposal has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal, and the board determines in good faith (x) after receiving advice from its financial advisor, that such Acquisition Proposal is or is reasonably likely to result in a Seller Superior Offer (as hereafter defined), and (y) based upon advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would violate the board's fiduciary duties under applicable law; (C) at least three (3) business days prior to furnishing any such nonpublic information to, or entering into discussions with a Potential Acquiror, Seller gives Buyer written notice of the identity of such Potential Acquiror and of Seller's intention to furnish nonpublic information to, or enter into discussions with, such Potential Acquiror; (D) Seller receives from such Potential Acquiror an executed confidentiality, standstill and nonsolicitation agreement containing provisions at least as favorable to Seller as the confidentiality, standstill and nonsolicitation provisions of the Confidentiality Agreement (as defined in Section 5.3); and (E) at least three
(3) business days prior to furnishing any such nonpublic information to such Potential Acquiror, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by Seller to Buyer).

         For purposes of this Agreement, "ACQUISITION PROPOSAL" with respect to an entity shall mean any offer or proposal (other than an offer or proposal by the other party) relating to any Acquisition Transaction. For purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving: (A) any purchase from the entity or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the entity or of any Subsidiary or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the entity or of any Subsidiary or any merger, consolidation, business combination or similar transaction involving the entity;
(B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the entity; or (C) any liquidation or dissolution of the entity.

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

                  In addition to the obligations of Seller set forth in this
Section 5.3, Seller shall promptly (and in no event later than twenty-four (24) hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that Seller reasonably believes could lead to an Acquisition Proposal) advise Buyer orally and in writing of any Acquisition Proposal or any request for nonpublic information or inquiry which Seller reasonably believes would lead to an Acquisition Proposal or to any Acquisition Transaction, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry. Seller will keep Buyer informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry made after the date hereof.

         5.4 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, each of Buyer and Seller will afford to the other party and its authorized representatives (including counsel, financial advisors, consultants, accountants, auditors and agents) reasonable access during normal business hours and upon reasonable notice to all of its facilities, personnel and operations and to all of its and its Subsidiaries books and records, will permit the other party and its authorized representatives to conduct inspections as they may reasonably request and will instruct its officers and those of its Subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request, subject to the restrictions set forth in the Confidentiality Agreement, dated as of February 12, 2003 between Buyer and Seller (the "CONFIDENTIALITY AGREEMENT"). Buyer and Seller agree that each of them will treat any such information in accordance with the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

         5.5      SPECIAL MEETING; REGISTRATION STATEMENT; BOARD
                  RECOMMENDATIONS.

                  (a) Promptly after the date hereof, Seller will take all action necessary in accordance with Washington Law and its articles of incorporation and bylaws to convene a meeting of Seller's shareholders to consider adoption and approval of this Agreement and approval of the Merger (the "SELLER SPECIAL MEETING") to be held as promptly as possible, and in any event (to the extent permissible under applicable law) within 40 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.5(e), Seller will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by Washington Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the Seller Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to

Seller's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Seller Special Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Special Meeting. Seller shall ensure that the Seller Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Seller in connection with the Seller Special Meeting are solicited in compliance with the Washington Law and the Exchange Act, Seller's articles of incorporation and bylaws and all other applicable legal requirements.

                  (b) Subject to Section 5.5(c): (i) the board of directors of Seller shall recommend that Seller's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Seller Special Meeting;
(ii) the Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Seller has recommended that Seller's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Seller Special Meeting; and (iii) neither the board of directors of Seller nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the recommendation of the board of directors of Seller that Seller's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

                  (c) If prior to the Effective Time the board of directors of Seller determines in good faith, after consultation with its financial and legal advisors, that any Acquisition Proposal constitutes a Seller Superior Offer and the board of directors of Seller believes in its good faith judgment, after receiving advice of its outside legal counsel that failing to take such action with respect to the Seller Superior Offer would constitute a breach of its fiduciary duties under applicable law, nothing in this Agreement shall prevent the board of directors of Seller from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger; provided, that (i) a Seller Superior Offer is made to Seller and is not withdrawn, (ii) Seller shall have provided written notice to Buyer (a "SELLER NOTICE OF SUPERIOR OFFER") advising Buyer that Seller has received a Seller Superior Offer, specifying the material terms and conditions of such Seller Superior Offer and identifying the person or entity making such Superior Offer, (iii) Buyer shall not have, within three (3) business days of Buyer's receipt of the Seller Notice of Superior Offer, made an offer that Seller board of directors by a majority vote determines in its good faith judgment (after consultation with its financial advisor) to be at least as favorable to Seller's shareholders as such Seller Superior Offer (it being agreed that the Seller board of directors shall convene a meeting to consider any such offer by Buyer promptly following the receipt thereof). Seller shall provide Buyer with at least three (3) business days prior notice of any meeting of Seller's board of directors at which Seller's board of directors is reasonably expected to consider any Acquisition Transaction. For purposes of this Agreement "SELLER SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer or proposal made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than a majority of the equity interest in the surviving or resulting entity of such transaction, (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving Seller), directly or indirectly, of ownership of 51% of the then outstanding shares of capital stock of Seller, or (iii) any sale, transfer or disposition of all or substantially all of the assets of Seller, on terms that the board of directors of Seller determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to its shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Seller Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of Seller's board of directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

                  (d) Nothing contained in this Agreement shall prohibit Seller or its board of directors from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

                  (e) As promptly as practicable after the execution of this Agreement, Seller and Buyer shall mutually prepare, and Buyer shall file the Registration Statement with the SEC. As promptly as practicable following receipt of SEC comments on such Registration Statement, Buyer and Seller shall mutually prepare a response to such comments. Buyer and Seller shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Buyer shall also take any action required to be taken under applicable state blue sky or securities laws in connection with Buyer Common Stock to be issued in exchange for the shares of Seller Common Stock. Buyer and Seller shall promptly furnish to each other all information, and take such other actions (including without limitation using all commercially reasonable efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 5.5(e). Whenever any party learns of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any other filing made pursuant to this Section 5.5(e), Buyer or Seller, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff and/or mailing to shareholders of Seller such amendment or supplement.

         5.6      COMMERCIALLY REASONABLE EFFORTS.

                  (a) Subject to the terms and conditions herein provided, Buyer, Merger Sub and Seller shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under this

Agreement, applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using commercially reasonable efforts to obtain all necessary governmental and private party consents, approvals or waivers and (ii) using commercially reasonable efforts to lift any legal bar to the Merger. Buyer shall cause Merger Sub to perform all of its obligations under this Agreement.

                  (b) Notwithstanding anything to the contrary in this Agreement, neither Buyer, the Surviving Corporation, nor Seller nor any of their Subsidiaries shall be required to (i) divest, hold separate or license any business(es), product line(s) or asset(s), (ii) take any action or accept any limitation that would reasonably be expected to have a Buyer Material Adverse Effect or a Seller Material Adverse Effect, or (iii) agree to any of the foregoing.

         5.7 PUBLIC ANNOUNCEMENTS. Before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated hereby, Buyer, Merger Sub and Seller agree to consult with each other as to its form and substance, and agree not to issue any such press release or general communication to employees or make any public statement prior to obtaining the consent of the other (which shall not be unreasonably withheld or delayed), except to the extent that Buyer, Merger Sub or Seller, as the case may be, is advised by outside counsel that such public statement may be required by applicable law or by the rules and regulations of or listing agreement with Nasdaq, or as may otherwise be required by Nasdaq or the SEC.

         5.8 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Buyer and Merger Sub, and Buyer and Merger Sub shall give prompt notice to Seller, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of Seller, Buyer or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (iv) any facts or circumstances arise that could reasonably be expected to result in a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be.

         5.9      INDEMNIFICATION.

                  (a) The Articles of Incorporation and Bylaws of the Surviving Corporation will contain, and Buyer will cause the Surviving Corporation to honor, the provisions with respect to indemnification set forth in the Articles of Incorporation and Bylaws of Seller immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Seller, unless such modification is required by law.

                  (b) Buyer will cause the Surviving Corporation to honor and fulfill the obligations of Seller and Buyer pursuant to any indemnification agreements with Seller's directors and officers and Buyer' directors and officers existing at or before the Effective Time.

                  (c) For a period of six (6) years after the Effective Time, Buyer will or will cause the Surviving Corporation to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Sellers directors' and officers' liability insurance policy (a copy of which has been made available to Buyer) on terms comparable to those now applicable to directors and officers of Seller; provided, however, that in no event will Buyer or the Surviving Corporation be required to expend in excess of 200% of the current annual premium paid by Seller in the aggregate for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Buyer or the Surviving Corporation will purchase a policy with the greatest coverage available for such amount.

         5.10 AFFILIATE AGREEMENTS. Concurrently with the execution and delivery hereof, Seller shall deliver to Buyer a list, reasonably satisfactory to counsel for Buyer, setting forth the names of all Persons who are expected to be, at the Effective Time, in Seller's reasonable judgment, Affiliates of Seller. Seller shall furnish such information and documents as Buyer may reasonably request for the purpose of reviewing such list. Seller shall use its best efforts to deliver a written agreement in substantially the form of Exhibit C attached hereto (a "SELLER AFFILIATE AGREEMENT") executed by each Person identified as an Affiliate in the list furnished pursuant to this Section 5.10 within ten (10) days after the execution of this Agreement.

         5.11 STOCK EXCHANGE LISTING. Prior to the Effective Time, if required by the rules of Nasdaq, Buyer agrees to cause the shares of Buyer Common Stock issuable, and those required to be reserved for issuance in connection with the Merger, to be authorized for listing on Nasdaq, subject to official notice of issuance.

         5.12 RESIGNATION OF DIRECTORS AND OFFICERS. Prior to the Effective Time, Seller shall deliver to Buyer the resignations of such directors and officers of Seller and its Subsidiaries as Buyer shall specify at least ten business days prior to the Closing, effective at the Effective Time.

         5.13 CONSENTS OF BUYER' AND SELLER'S ACCOUNTANTS. Each of Buyer and Seller shall use commercially reasonable efforts to cause its independent accountants to deliver to Buyer a consent, dated no more than three days prior to the date on which the

Registration Statement shall become effective, in form reasonably satisfactory to Buyer and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

         5.14 VOTING AGREEMENTS. Concurrently with the execution hereof, Seller shall deliver to Buyer the Seller Voting Agreements executed by each director and executive officer of Seller identified on Schedule 5.14 of the Seller Disclosure Statement.

         5.15 FORM S-8. No later than ten (10) business days after the Effective Time, Buyer shall file with the SEC a Registration Statement, on Form S-8 or other appropriate form under the Securities Act, to register Buyer Common Stock issuable upon exercise of the Buyer Exchange Options following the Effective Time. Buyer shall use commercially reasonable efforts to cause such Registration Statement to remain effective until the exercise or expiration of such options.

         5.16 TAX TREATMENT. Each of Buyer and Seller shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 6.5, including by executing the Officer's Certificate referred to in Sections 3.21 and 4.14 and delivering such Certificate prior to (i) the filing of the Registration Statement and (ii) the Closing.

         5.17     SEC FILINGS.

                  (a) Seller will deliver promptly to Buyer true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by Buyer or Merger Sub, as to which Seller makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of Seller and the Seller Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

                  (b) Buyer will deliver promptly to Seller true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by Seller, as to which neither Buyer nor Merger Sub makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of Buyer and the Buyer Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

         5.18 EMPLOYEE BENEFIT MATTERS. (a) Buyer and Seller shall cooperate to identify employees of Seller who Buyer believes in its sole discretion are necessary or desirable for Buyer's proposed operations, and Buyer will offer such employees of Seller employment by Buyer or the Surviving Corporation after the Effective Time. Any such employees who are offered employment by Buyer and who accept such employment with Buyer or the Surviving Corporation are referred to herein as "CONTINUING EMPLOYEES." Buyer shall provide Seller with copies of any offers of employment made by Buyer to employees of Seller prior to the Effective Time.

                  (b) Buyer agrees to cause all Continuing Employees to be eligible to participate in the Buyer Stock Plans and health and life insurance plans consistent with the eligibility criteria applied by Buyer to other employees of Buyer. The Continuing Employees shall receive full credit for prior years of service with Seller and parity with Buyer employees with respect to eligibility to participate in all Buyer employee benefit plans, programs and policies. It is the intention of Buyer that all Continuing Employees be provided employee benefits that are no less favorable in the aggregate than the benefits provided to such employees under the Seller Employee Benefit Plans, as in effect immediately prior to the Effective Time. Compensation provided to Continuing Employees shall be determined by Buyer in its sole discretion.

                  (c) No later than one week after the Effective Time, Buyer shall pay, or shall cause the Surviving Corporation to pay, to any employee of Seller who is not offered by Buyer, at or prior to such time, a Qualified Position (as defined below) with Buyer or the Surviving Corporation commencing at the Effective Time, severance in the applicable amount set forth on Schedule 5.18 to the Seller Disclosure Statement, as it may be adjusted from time to time pursuant to clause (e) below (the "DETERMINED SEVERANCE").

                  (d) If Buyer or the Surviving Corporation, within fifteen months after the Effective Time, terminates the employment of any Continuing Employee or changes the position or duties of any such Continuing Employee such that his or her position is no longer a Qualified Position, Buyer shall, no later than one week after the date of such termination or change, pay to such Continuing Employee the Determined Severance.

                  (e) Any employee of Seller who voluntarily terminates his or her employment with Seller prior to the Effective Time and any employee of Seller who is offered a Qualified Position with Buyer or the Surviving Corporation no later than one week after the Effective Time but does not become a Continuing Employee, shall not be paid any severance by Seller, Buyer or the Surviving Corporation in connection with such termination.

                  (f) If any employee of Seller terminates his or her employment with Seller prior to the Effective Time, Seller shall be entitled to reallocate the amount of the Determined Severance allocated to such employee on
Schedule 5.18 to the Seller Disclosure Statement to such other employees of Seller as Seller shall determine in its sole discretion.

                  (g) Buyer shall honor and make all bonus and severance payments described in Section 3.15 to the Seller Disclosure Statement.

                  (h) For purposes of this Section 5.18, with respect to any employee of Seller, "QUALIFIED POSITION" shall mean an employment position with Buyer having substantially similar duties, responsibilities and compensation as the position held by such employee with Seller prior to the Effective Time and which position is located in Seattle, Washington.

         5.19 SELLER RIGHTS PLAN. Except as expressly required by this Agreement, or as determined by Seller's board of directors in good faith after consultation with legal counsel to be required in order to comply with its fiduciary duties to Seller's shareholders under applicable law, Seller shall not, without the prior written consent of Buyer, amend the Seller Rights Plan or take any other action with respect to, or make any determination under the Seller Rights Plan, including a redemption of the rights granted under the Rights Agreement or any action to facilitate an Acquisition Proposal; provided, however, that Seller shall use its commercially reasonable efforts to cause the Seller Rights Plan to be amended, in a manner reasonably satisfactory to Buyer, to provide that the Seller Rights Plan shall terminate immediately prior to the Effective Time.

         5.20     STOCK AWARD MATTERS.

     Seller shall, and shall cause the administrator(s) of each of the Seller Stock Plans and Seller Purchase Plan to take any and all actions necessary to cause the options granted under the Seller Stock Plans and purchase rights granted under the Seller Purchase Plan to be treated in accordance with Section
2.2 hereof.

                                   ARTICLE VI

                   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the fulfillment on or before the Effective Time of each of the following conditions, any one or more of which may be waived in writing by all the parties hereto:

         6.1 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

         6.2 SELLER SHAREHOLDER APPROVAL. The approval of at least at least 66 and 2/3 percent of the outstanding shares of Seller Common Stock for adoption of the Merger Agreement and approval of the Merger shall have been obtained at the Seller Special Meeting or any adjournment or postponement thereof.

         6.3 GOVERNMENTAL CLEARANCES. Other than the filing of the Articles of Merger which shall be accomplished as provided in Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Government Entity the failure of which to obtain or comply with would be reasonably likely to have a Seller Material Adverse Effect or a Buyer Material Adverse Effect shall have been obtained or filed.

         6.4 TAX MATTERS. Each of Buyer and Merger Sub shall have received an opinion of Heller Ehrman White & McAuliffe LLP, counsel to Buyer and Merger Sub, and Seller shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to Seller, each such opinion dated as of the Effective Time, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions, the

Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. If counsel to either Buyer or Seller does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion in the required form to such party.

         6.5 STATUTE OR DECREE. No writ, order, temporary restraining order, preliminary injunction or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority, which remains in effect, and prohibits the consummation of the Merger or otherwise makes it illegal, nor shall any governmental agency have instituted any action, suit or proceeding which remains pending and which seeks, and which is reasonably likely, to enjoin, restrain or prohibit the consummation of the Merger in accordance with the terms of this Agreement.

                                  ARTICLE VII

                CONDITIONS TO THE OBLIGATIONS OF SELLER AND BUYER

         7.1 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by Seller:

                  (a) The representations and warranties of Buyer and Merger Sub contained in this Agreement (without regard to any materiality exceptions or provisions therein) shall be true and correct, in all material respects, as of the Effective Time, with the same force and effect as if made at the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where the failure of such representations and warranties to be so true and correct does not constitute, or could not reasonably be expected to result in, a Buyer Material Adverse Effect.

                  (b) Buyer and Merger Sub shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (c) Buyer and Merger Sub shall have furnished a certificate or certificates of Buyer and Merger Sub executed on behalf of one or more of their respective officers to evidence compliance with the conditions set forth in Sections 7.1(a) and (b) of this Agreement.

                  (d) The Buyer Common Stock issuable in connection with the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance, if required by the rules of Nasdaq.

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

         7.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER AND MERGER SUB. The obligations of Buyer and Merger Sub to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by Buyer:

                  (a) The representations and warranties of Seller, contained in this Agreement shall be true and correct, in all material respects, as of the Effective Time, with the same force and effect as if made at the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where the failure of such representations and warranties to be so true and correct does not constitute, or could not reasonably be expected to result in a Seller Material Adverse Effect.

                  (b) Seller shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) Seller shall have furnished a certificate of Seller executed by one of its officers to evidence compliance with the conditions set forth in Sections 7.2(a) and (b) of this Agreement.

                  (d) Holders of no more than five percent of the Seller Common Stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered prior to the Effective Time timely written notice of such holder's intent to demand payment as a dissenting shareholder for such shares in accordance with Washington Law.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of Seller's shareholders:

                  (a) by mutual written consent duly authorized by the boards of directors of Buyer and Seller;

                  (b) by either Seller or Buyer if the Merger shall not have been consummated by December 31, 2003, which date may be extended by mutual consent of the parties hereto, for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

                  (c) by either Seller or Buyer if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) a court of competent jurisdiction or other Government Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                  (d) by Seller or Buyer if the required approval of the shareholders of Seller contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Seller where the failure to obtain Seller shareholder approval shall have been caused by (i) the action or failure to act of Seller and such action or failure to act constitutes a material breach by Seller of this Agreement or (ii) a breach of any Seller Voting Agreement by any party thereto other than Buyer.

                  (e) by Buyer (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the shareholders of Seller) if a Seller Triggering Event (as defined below) shall have occurred;

                  (f) by Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) or
Section 7.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Buyer' representations and warranties or breach by Buyer remains uncured on the date which is twenty (20) business days following written notice of such breach or inaccuracy from Seller to Buyer (it being understood that Seller may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement and remains in breach of this agreement as of the date of such termination); or

                  (g) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or
Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Seller's representations and warranties or breach by Seller remains uncured on the date which is twenty (20) business days following written notice of such breach or inaccuracy from Buyer to Seller (it being understood that Buyer may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially

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

breached this Agreement and remains in breach of this agreement as of the date of such termination).

                  (h) For the purposes of this Agreement, a "SELLER TRIGGERING EVENT" shall be deemed to have occurred if: (i) the board of directors of Seller shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Buyer its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Seller shall have failed to include in the Proxy Statement/Prospectus the recommendation of the board of directors of Seller in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of Seller fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten
(10) days after Buyer requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Seller or any committee thereof shall have approved or recommended any Acquisition Proposal with respect to Seller; or
(v) a tender or exchange offer relating to securities of Seller shall have been commenced by a Person unaffiliated with Buyer and Seller shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Seller recommends rejection of such tender or exchange offer.

         8.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         8.3      FEES AND EXPENSES.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Buyer and Seller shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and the Proxy Statement/Prospectus (including any preliminary materials related thereto).

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

                  (b)      Payments.

                           (i)      In the event that this Agreement is
terminated by Buyer or Seller, as applicable, pursuant to Section 8.1(e), Seller shall pay Buyer a fee equal to $800,000 (the "SELLER TERMINATION FEE") plus the Buyer Expenses (as hereinafter defined) in immediately available funds.

                           (ii)     In the event that (A) this Agreement is
terminated by Buyer or Seller, as applicable, pursuant to Section 8.1(b) or 8.1(d) and (B) following the date hereof and prior to the termination of this Agreement, a third party has publicly announced an Acquisition Proposal with respect to Seller and within 12 months following the termination of this Agreement, a Seller Acquisition (as hereinafter defined) is consummated or Seller enters into an agreement providing for a Seller Acquisition by such third party, Seller shall pay Buyer the Seller Termination Fee, less any Buyer Expenses previously paid pursuant to Section 8.3(b)(iii) below. Such payment shall be made promptly, but in no event later than two days after the consummation of such Seller Acquisition (regardless of when such consummation occurs if Seller has entered into such an agreement with such third party within such 12-month period) in immediately available funds.

                           (iii)    In the event that this Agreement is
terminated by Buyer or Seller pursuant to Section 8.1(d) and Seller is not required to pay Buyer the Seller Termination Fee as of the time of such termination, Seller shall reimburse Buyer for all documented expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby (the "BUYER EXPENSES"), not to exceed an amount of $350,000 in the aggregate, in immediately available funds not later than ten (10) business days after termination of this Agreement.

                           (iv)     In the event that this Agreement is
terminated by Buyer pursuant to Section 8.1(g) because the condition set forth in Section 7.2(b) is not satisfied, Seller shall not later than ten (10) business days after the date of such termination, reimburse Buyer for the Buyer Expenses, not to exceed an amount of $350,000 in the aggregate, in immediately available funds.

                           (v)      In the event that this Agreement is
terminated by Seller pursuant to Section 8.1(f) because the condition set forth in Section 7.1(b) is not satisfied, Buyer shall not later than ten (10) days after the date of such termination, reimburse Seller for all documented expenses incurred by Seller in connection with this Agreement and the transactions contemplated hereby (the "SELLER EXPENSES"), not to exceed an amount of $350,000 in the aggregate, in immediately available funds.

                           (vi)     Each of Buyer and Seller acknowledges that
the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into

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

this Agreement; accordingly, if Buyer or Seller (as applicable, the "BREACHING PARTY") fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b), and, in order to obtain such payment, the other party (the "AGGRIEVED PARTY") makes a claim that results in a judgment against the Breaching Party for any or all of the amounts set forth in this Section 8.3(b), the Breaching Party shall pay to the Aggrieved Party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

         For the purposes of this Agreement, "SELLER ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller pursuant to which Seller's shareholders immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Seller of assets representing in excess of 50% of the aggregate fair market value of Seller's business immediately prior to such sale or (iii) the acquisition by any Person (including by way of a tender offer or an exchange offer or issuance by Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Seller.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Buyer, Merger Sub and Seller at any time prior to the Effective Time; provided, however, that after approval of this Agreement by the shareholders of Seller, no such amendment or modification shall change the amount or form of the consideration to be received by Seller's shareholders in the Merger.

         9.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Buyer or Merger Sub, on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Seller (with respect to any failure by Buyer or Merger Sub) or Buyer or Merger Sub (with respect to any failure by Seller), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

         9.3 SURVIVAL; INVESTIGATIONS. The respective representations and warranties of Buyer, Merger Sub and Seller contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Effective Time.

         9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice. Any such notice shall be effective upon receipt, if personally delivered or on the next business day following transmittal if sent by confirmed facsimile. Notices, including oral notices, shall be delivered as follows:

                  if to Seller, to:              900 Fourth Avenue, Suite 3600
                                                 Seattle, WA 98164
                                                 Telephone: 206-834-1777
                                                 Facsimile: 206-336-2934
                                                 Attention: Howard Philip Welt

                  with a copy to:                Orrick, Herrington & Sutcliffe
                                                  LLP
                                                 719 Second Avenue, Suite 900
                                                 Seattle, WA 98104
                                                 Telephone: 206-839-4320
                                                 Facsimile: 206-839-4301
                                                 Attention: Stephen Graham

                  if to Buyer, or Merger Sub,    4810 Harwood Road
          to:
                                                 San Jose, CA 95124
                                                 Telephone: 408-979-6180
                                                 Facsimile: 408-979-6505
                                                 Attention: Tim McGurran

                  with a copy to:                2675 Long Lake Road
                                                 St. Paul, MN 55113
                                                 Telephone: 651-628-6221
                                                 Facsimile: 651-628-2714
                                                 Attention: Mary Budge
         and

                                          Heller Ehrman White & McAuliffe LLP
                                          275 Middlefield Road
                                          Menlo Park, CA 94025-3506
                                          Telephone: 650 324-7000
                                          Facsimile: 650 324-0638
                                          Attention: Kyle Guse, Esq.

         9.5 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and, with respect only to Section 5.8, the Indemnified Parties.

         9.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws.

         9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

         9.9 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall be deemed to mean "including without limitation."

         9.10 ENTIRE AGREEMENT. This Agreement, the Voting Agreements, and the Confidentiality Agreement including the exhibits hereto and the documents and instruments referred to herein (including the Seller Disclosure Statement and the Buyer Disclosure Statement), embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

         9.11 DEFINITION OF "LAW". When used in this Agreement "law" refers to any applicable law (whether civil, criminal or administrative) including, without limitation, common law, statute, statutory instrument, treaty, regulation, directive, decision, code, order, decree, injunction, resolution or judgment of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, or agency.

         9.12 RULES OF CONSTRUCTION. Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Secure Computing Corporation, Merger Sub and N2H2, Inc. have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                      SECURE COMPUTING CORPORATION

                                      By:  /s/ TIM MCGURRAN
                                           ----------------
                                           Tim McGurran
                                           President and Chief Operating Officer

                                      NITRO ACQUISITION CORP.

                                      By:  /s/ TIM MCGURRAN
                                           Tim McGurran
                                           President

                                      N2H2, INC.

                                      By:  /s/ HOWARD PHILIP WELT
                                           ----------------------
                                           Howard Philip Welt
                                           President and Chief Executive Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]